Exhibit 10.2.1

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

FIRST AMENDMENT dated as of October 30, 2008 (this “Amendment”), TO INTERCREDITOR AGREEMENT, dated as of October 1, 2007 (the “Intercreditor Agreement”), by and among Baseline Oil & Gas Corp., a Nevada corporation (the “Company”), Wells Fargo Foothill, Inc., as agent for the First Priority Secured Parties (in such capacity, the “First Priority Agent”), The Bank of New York Mellon, as trustee and collateral agent for the Second Priority Secured Parties (in such capacity, the “Second Priority Agent”), and The Bank of New York Mellon, as trustee and collateral agent for the Third Priority Secured Parties (in such capacity, the “Third Priority Agent”). Any capitalized term used herein and not defined (including, without limitation, in the recitals to this Amendment) shall have the meaning assigned to it in the Intercreditor Agreement.

W I T N E S S E T H:

WHEREAS, the First Priority Creditors have made loans and other extensions of credit to the Company pursuant to the First Priority Debt Agreement on the condition, among others, that the First Priority Claims shall be secured by first priority Liens on, and security interests in, the Collateral;

WHEREAS, the Second Priority Creditors holding a majority in principal amount of the Second Priority Claims have agreed to waive certain defaults and events of default existing under the Second Priority Debt Agreement, subject to the conditions, among others, that certain fees be paid by the Company to the Second Priority Creditors through the issuance of additional Second Priority Claims and that the maximum permissible Second Priority Claims under the Intercreditor Agreement be increased;

WHEREAS, in connection with the execution and delivery of (i) the First Amendment to the First Priority Debt Agreement, dated as of October 30, 2008, by and among the Company, the lenders party thereto and the First Priority Agent, (ii) the Consent, dated as of October 29, 2008, from the holders of the 12 1/2% Senior Secured Notes due 2012 issued by the Company pursuant to an Indenture, dated as of October 1, 2007, between the Company and the Second Priority Agent, and (iii) the Amended and Restated Indenture, dated as of October 30, 2008, between the Company and the Second Priority Agent, the Second Priority Creditors have requested that the First Priority Creditors amend the Intercreditor Agreement to increase the maximum permissible principal amount of Second Priority Claims, and the First Priority Creditors are willing to so amend the Intercreditor Agreement subject to the terms and conditions set forth herein; and

WHEREAS, all indebtedness outstanding under the Third Priority Debt Documents has been converted into equity of the Company and as a result there are no Third Priority Claims outstanding and the Third Priority Collateral no longer secures any Third Priority Claims;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Intercreditor Agreement.

(a) Preliminary Statement. The Preliminary Statement contained in the Intercreditor Agreement is hereby amended by amending and restating such Preliminary Statement in its entirety to read as follows:

“Reference is made to (a) the Credit Agreement, dated as of October 1, 2007 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “First Priority Debt Agreement”), among the Company, the lenders from time to time party thereto (the “First Priority Creditors”) and the First Priority Agent, (b) the Amended and Restated Indenture, dated as of October 30, 2008 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Second Priority Debt Agreement”; together with the First Priority Debt Agreement, the “Debt Agreements”), between the Company and The Bank of New York Mellon, as Trustee (in such capacity, the “Second Priority Trustee”) and as Second Priority Agent, with respect to the Company’s 12 1/2% Senior Secured Notes due 2012 and 15% Senior Secured PIK Notes due 2009, (c) the Security Agreement, dated as of October 1, 2007 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “First Priority Security Agreement”), between the Company, and the First Priority Agent, (d) the Security Agreement, dated as of October 1, 2007 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Second Priority Security Agreement”), between the Company, and the Second Priority Agent, (e) the other Loan Documents as defined, and referred to, in the First Priority Debt Agreement, and (f) the other Collateral Agreements as defined, and referred to, in the Second Priority Debt Agreement.”

(b) Section 1.01. Section 1.01 of the Intercreditor Agreement is hereby amended in its entirety to read as follows:

“SECTION 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall, except to the extent the context otherwise requires, have the meaning set forth in the Second Priority Debt Agreement (as in effect on October 30, 2008) or the Second Priority Security Agreement (as in effect on the date hereof).”

(c) Maximum Second Priority Indebtedness Amount. The definition of the term “Maximum Second Priority Indebtedness Amount” in Section 1.02 of the Intercreditor Agreement is hereby amended by amending and restating such definition in its entirety to read as follows:

““Maximum Second Priority Indebtedness Amount”’ shall mean $122,319,000, plus the aggregate amount of any PIK Notes that may be issued from time to time pursuant to the Second Priority Debt Agreement.””

(d) Second Lien Standstill Period. Section 3.02(a)(i) of the Intercreditor Agreement is hereby amended by amending and restating such section in its entirety to read as follows:

“(i) except for Second Priority Permitted Actions, will not, so long as the Discharge of First Priority Claims has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Priority Agent or any other Second Priority Secured Party is a party) or (B) commence or join with any Person (other than the First Priority Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Priority Agent may enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed (which period shall be tolled during any period in which the First Priority Agent shall not be entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Second Priority Agent has delivered to the First Priority Agent written notice of the acceleration of the Indebtedness then outstanding under the Second Priority Debt Agreement (the “Second Lien Standstill Period”); provided further, however, that (1) notwithstanding the expiration of the Second Lien Standstill Period or anything herein to the contrary, in no event shall the Second Priority Agent or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Priority Agent or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Priority Agent by the First Priority Agent) and (2) after the expiration of the Second Lien Standstill Period, so long as neither the First Priority Agent nor the First Priority Secured Parties have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Second Priority Secured Parties (or the Second Priority Agent on their behalf) have commenced any actions to enforce their Lien with respect to any Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Priority Secured Parties nor the First Priority Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Intercreditor Agreement (including the turnover provisions of Article IV) are complied with;”

2. Third Priority Claims, Etc. All provisions of the Intercreditor Agreement relating to the Third Priority Standstill Period, the Third Priority Agent, the Third Priority Claims, The Third Priority Collateral, the Third Priority Creditors, the Third Priority Debt Agreement, the Third Priority Debt Documents, the Third Priority Liens, the Third Priority Mortgages, the Third Priority Notes, the Third Priority Permitted Actions, the Third Priority Secured Parties, the Third Priority Security Agreement and the Third Priority Security Documents are hereby deleted and shall be given no further force or effect, mutatis mutandis.

3. Acknowledgment of the Second Priority Agent. The Second Priority Agent, on behalf of the Second Priority Secured Creditors, confirms that as of the date hereof, the Second Priority Agent has not delivered a written notice of the acceleration of the Indebtedness outstanding under the Second Priority Debt Documents to the First Priority Agent and that the Second Lien Standstill Period has not commenced.

4. Conditions to Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) only upon satisfaction in full of the following conditions precedent:

(a) Execution of this Amendment. The First Priority Agent shall have received counterparts of this Amendment that bear the signatures of the Second Priority Agent and the Company.

(b) First Amendment to the First Priority Debt Agreement. The First Priority Agent shall have received a fully executed copy of the First Amendment to the First Priority Debt Agreement, and the First Amendment shall have become effective according to its terms.

(c) Second Priority Debt Documents. The First Priority Agent shall have received fully executed copies of the Second Priority Debt Documents and such documents shall have become effective according to their terms.

(d) Side Letter. The First Priority Agent shall have received a fully executed copy of that certain side letter by Jefferies & Company, Inc. to the First Priority Agent.

5. Miscellaneous.

(a) Third Priority Debt Documents. The Third Priority Agent hereby confirms that (i) all indebtedness outstanding under the Third Priority Debt Documents has been converted into equity of the Company and as a result there are no Third Priority Claims outstanding and the Third Priority Collateral no longer secures any Third Priority Claims and (ii) all other amendments to the Intercreditor Agreement shall not require the written consent, acknowledgment or signature of the Third Priority Agent.

(b) Continued Effectiveness of the Intercreditor Agreement. Except as otherwise expressly provided herein, the Intercreditor Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Intercreditor Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Intercreditor Agreement shall mean the Intercreditor Agreement as amended by this Amendment, and (ii) all references in the other Documents (as defined in the Intercreditor Agreement) to the

“Intercreditor Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Intercreditor Agreement shall mean the Intercreditor Agreement as amended by this Amendment. Except as expressly provided herein, (x) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Collateral Agent under the Intercreditor Agreement, nor (y) constitute an amendment of any provision of the Intercreditor Agreement.

(c) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(d) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e) Amendment as Loan Document. The Company hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the First Priority Debt Agreement.

(f) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers, thereunto duly authorized as of the date first above written.

FIRST PRIORITY AGENT:

WELLS FARGO FOOTHILL, INC., as First Priority Agent

By:	/s/ Gary Forlenza
	Name:	Gary Forlenza
	Title:	Vice President

SECOND PRIORITY AGENT:

THE BANK OF NEW YORK MELLON, as Second Priority Agent

By:	/s/ Remo Reale
	Name:	Remo Reale
	Title:	Vice President

THIRD PRIORITY AGENT:

THE BANK OF NEW YORK MELLON, as Third Priority Agent

By:	/s/ Remo Reale
	Name:	Remo Reale
	Title:	Vice President

First Amendment to Intercreditor

Agreement

The undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

COMPANY:

BASELINE OIL & GAS CORP.,
a Nevada corporation

By:	/s/ Patrick H. McGarey
	Name:	Patrick H. McGarey
	Title:	Chief Financial Officer

First Amendment to Intercreditor

Agreement